Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO:	The Directors of FG New America Acquisition II Corp. (the “Company”).

The undersigned hereby subscribes for 6,468,750 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	FG New America Investors II LLC

Address:	Attn: Hassan R. Baqar, Manager
105 S. Maple Street
Itasca, IL 60143
Email: hbaqar@sequoiafin.com

FG NEW AMERICA INVESTORS II LLC

Signed:	/s/ Hassan R. Baqar

Name: Hassan R. Baqar

Title: Manager

Dated:	February 3, 2021

Accepted:

FG NEW AMERICA ACQUISITION II CORP.

Signed:	/s/ Larry G. Swets, Jr.

Name: Larry G. Swets, Jr.

Title: Chief Executive Officer

Dated:	February 3, 2021